UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2013 (January 25, 2013)

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

13927 South Gessner Road Missouri City, Texas		77489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 972-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Effective January 25, 2013, in connection with Global Geophysical Services, Inc.’s (the “Company”) internal Corporate Excellence initiative, as further detailed in ITEM 8.01 herein, the Company entered into employment agreements with four of the Senior Executives, as such term is defined in ITEM 8.01 herein. The Company entered into employment agreements with Mr. P. Mathew Verghese (“Mr. Verghese”), Mr. Jesse Perez, III (“Mr. Perez”), Mr. Thomas J. Fleure (‘Mr. Fleure”) and Mr. Ross G. Peebles (“Mr. Peebles”) which are summarized below. The Company had previously entered into employment agreements with Mr. Richard C. White and Mr. Christopher P. Graham.

Employment Agreement with Mr. Verghese

The employment agreement with Mr. Verghese provides for an annual base salary of $288,000, a grant of 35,000 restricted shares of the Company’s common stock, and certain other discretionary bonus payments which are subject to minimum amounts described in the agreement. If the Company terminates Mr. Verghese without cause or Mr. Verghese resigns from his employment for good reason, he is entitled to certain severance payments and benefits. The agreement also contains various noncompetition and non-solicitation provisions. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1.

Employment Agreement with Mr. Perez

The employment agreement with Mr. Perez provides for an annual base salary of $234,000, a grant of 20,000 restricted shares of the Company’s common stock, and certain other discretionary bonus payments which are subject to minimum amounts described in the agreement. If the Company terminates Mr. Perez without cause or Mr. Perez resigns from his employment for good reason, he is entitled to certain severance payments and benefits. The agreement also contains various noncompetition and non-solicitation provisions. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.2.

Employment Agreement with Mr. Fleure

The employment agreement with Mr. Fleure provides for an annual base salary of $228,000, a grant of 20,000 restricted shares of the Company’s common stock, and certain other discretionary bonus payments which are subject to minimum amounts described in the agreement. If the Company terminates Mr. Fleure without cause or Mr. Fleure resigns from his employment for good reason, he is entitled to certain severance payments and benefits. The agreement also contains various noncompetition and non-solicitation provisions. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.3.

Employment Agreement with Mr. Peebles

The employment agreement with Mr. Peebles provides for an annual base salary of $264,000, a grant of 35,000 restricted shares of the Company’s common stock, and certain other discretionary bonus payments which are subject to minimum amounts described in the agreement. If the Company terminates Mr. Peebles without cause or Mr. Peebles resigns from his employment for good reason, he is entitled to certain severance payments and benefits. The agreement also contains various noncompetition and non-solicitation provisions. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.4.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, Richard A. Degner resigned as an employee, director and Chairman of the Board of Directors (the “Board”) of the Company and as a director and officer of certain of the Company’s subsidiaries.  These resignations were not the result of any disagreement between Mr. Degner and the Company or its subsidiaries. Upon his resignation, Mr. Degner received a single payment of the aggregate compensation described in that certain letter agreement dated October 25, 2012 between the Company and Mr. Degner.

Upon acceptance of Mr. Degner’s resignation, the Company’s Board appointed Richard C. White as Chairman of the Board.  Mr. White currently serves as President, Chief Executive Officer and director of the Company.

ITEM 8.01. Other Events.

On January 25, 2013, the Company completed an internal Corporate Excellence initiative to reorganize the management structure of the Company. The management reorganization focused on our strategic offerings and repositioned key management to support the revised corporate direction to enhance the Company’s performance-oriented culture and to improve the overall ability to execute the Company’s business plan on a global basis.  The former management structure consisted of the following thirteen executive officers:

	Name	Title
1.	Richard C. White	President and Chief Executive Officer
2.	P. Mathew Verghese	Senior Vice President and Chief Financial Officer
3.	Jesse Perez, III	Chief Accounting Officer
4.	Christopher P. Graham	Senior Vice President, Secretary and General Counsel
5.	Thomas J. Fleure	Senior Vice President, Geophysical Technology
6.	Ross G. Peebles	Senior Vice President, E&P Services
7.	Barry L. Weinman	Chief of Staff, DP&I Division
8.	Jeff M. Howell	Vice President, HSEQ
9.	Lawrence M. Scott	Vice President, Global Microseismic Services
10.	Duncan W. Riley, Jr.	Vice President, US and Canada Operations
11.	Marc A. Lawrence	Vice President, Gulf of Mexico
12.	Maurice Flynn	Vice President, Eastern Hemisphere
13.	Norman H. Pedersen, II	General Manager, Worldwide Marine Operations

As a result of the reorganization the senior management functions were repositioned and consolidated among six existing senior level executives (the “Senior Executives”).  All of the other former executive officers listed above remain employed with the Company.  The current management structure consists of the following Senior Executives:

	Name	Title
1.	Richard C. White	President and Chief Executive Officer
2.	P. Mathew Verghese	Senior Vice President and Chief Financial Officer
3.	Jesse Perez, III	Chief Accounting Officer
4.	Christopher P. Graham	Senior Vice President, Secretary and General Counsel
5.	Thomas J. Fleure	Senior Vice President, Geophysical Technology
6.	Ross G. Peebles	Senior Vice President, E&P Services

Richard C. White, who assumed the position of President and CEO in October 2012, brings over 30 years of experience to the Company. He has a successful record of contributing to the growth of iconic companies in the seismic industry, such as Western Geophysical Company, developing strategic corporate plans and setting forth missions, goals, and means to achieve those goals, strengthening relationships with clients, along with extensive experience in working with people at all levels and especially executive management.

P. Mathew Verghese has been the Company’s Senior Vice President and Chief Financial Officer since he joined the Company in March 2009. Mr. Verghese has responsibilities over all financial activities of the Company, as well as overseeing Corporate Development, Human Resources and Risk Management, Information Technologies, and Investor Relations .

Jesse Perez, III joined the Company in July 2011 as our Chief Accounting Officer. His role has expanded and evolved to a strategic advisor to the CFO by providing support in budget planning, payroll activities, sales, accounts receivable, reporting of financial data, and taking an active role in the areas of strategic and business oversight of operations (including management of facilities).

Christopher P. Graham, the Company’s Senior Vice President, Secretary and General Counsel, has been instrumental in decision support to the operations and  business departments to enable the Company to operate more effectively and efficiently through sound contracting practices, continued compliance, and proper management and flow of business information. He has substantial experience representing a broad spectrum of clients in energy, exploration and production, oilfield services, technology and maritime sectors, which he brings to the Company.

Thomas J. Fleure has been with the Company since August 2004, and in November 2012 he assumed increased responsibilities in the areas of data processing and advanced imaging technology while continuing to serve as the Senior Vice President of Geophysical Technology. In his extended role, Mr. Fleure will continue to supervise and guide the ongoing evolution and growth of Company’s AUTOSEIS® recording technology, as well as oversee the data processing, analysis and interpretation division.

Ross G. Peebles was appointed as Senior Vice President, E&P Services in mid-December 2012 to help strengthen the Company’s technological commitment to its clients.  Mr. Peebles brings to the Company over 20 years of experience in the geosciences and professional services related to hydrocarbon exploration and production. In his role, he will be responsible for all aspects of seismic and microseismic processing and interpretation as they relate to such exploration and production services.

ITEM 9.01. Financial Statements and Exhibits.

The following Exhibits are filed as part of this Report:

10.1	Employment Agreement effective as of January 25, 2013 between Global Geophysical Services, Inc. and P. Mathew Verghese.
10.2	Employment Agreement effective as of January 25, 2013 between Global Geophysical Services, Inc. and Jesse Perez.
10.3	Employment Agreement effective as of January 25, 2013 between Global Geophysical Services, Inc. and Thomas J. Fleure.
10.4	Employment Agreement effective as of January 25, 2013 between Global Geophysical Services, Inc. and Ross G. Peebles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

Date: January 25, 2013	By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and Chief Financial Officer